Schedule 14C Information

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:
[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only
       (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

                                OTC America, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
            1)   Title of each class of securities to which transaction applies:
            2)   Aggregate number of securities to which transaction applies:
            3)   Per  unit   price  or  other   underlying   value  of
                 transaction  computed  pursuant to Exchange  Act Rule
                 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            4)   Proposed maximum aggregate value of transaction:
            5)   Total fee paid:
[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)   Amount Previously Paid:
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            3)   Filing Party:
            4)   Date Filed:

                                OTC America, Inc.
                        600 17th Street, Suite 950 South
                                Denver, CO 80202

                    Notice of Special Meeting of Shareholders

Date:
         June 16, 2000

Time:
         11:00 a.m. local time

Place:
         600 17th Street, Suite 950 South
         Denver, CO 80202

Purpose:
         To vote on the following matters:

             o To approve an amendment to the articles of incorporation to change the name of the corporation to e.NVIZION COMMUNICATION GROUP, Ltd.

         Additional   information   about  the  meeting  is   contained  in  the
accompanying information statement. All shareholders of record on April 14, 2000 are entitled to receive notice of and to vote at this meeting.

         The board of directors encourages you to attend this meeting. HOWEVER, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                            By Order of the Board of Directors

                                            /s/ Randy L. Phillips
                                            -----------------------
                                            Secretary

May 17, 2000

                                OTC America, Inc.
                        600 17th Street, Suite 950 South
                                Denver, CO 80202

                              INFORMATION STATEMENT

                         Special Meeting of Shareholders
                            To Be Held June 16, 2000

         This information statement is furnished to the shareholders of OTC America, Inc., a Colorado corporation, in connection with the special meeting of shareholders to be held at 600 17th Street, Denver Colorado at 11:00 a.m. local time on June 16, 2000. OTC America anticipates that this information statement will be first mailed or given to all OTC America shareholders on or about May 17, 2000.

         At the special meeting, shareholders will be asked to consider and vote on the following:

                  o to approve an amendment to the Articles of  Incorporation to change the corporate name to e.NVIZION COMMUNICATION GROUP, Ltd.

         The board of directors has fixed April 14, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. At that date, there were outstanding approximately 10,900,096 shares of common stock, which reflects a four for one forward stock split effective March 1, 2000. OTC America has no other class of voting securities outstanding.

         The presence in person or by proxy of one-third of the outstanding shares of common stock is necessary to constitute a quorum at the meeting. Approval of the amendment to the articles of incorporation for the change of the corporate name requires the affirmative vote by a majority of the quorum of the outstanding shares of OTC America. Randy L. Phillips, the president and director of OTC America, beneficially owns 6,920,640 (63.5%) of the outstanding common stock and has indicated that he will vote in favor of the proposal. Accordingly, the proposal will be approved by the required affirmative vote. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

1.  APPROVAL OF THE CHANGE IN CORPORATE NAME

         On April 14, 2000 the board of directors adopted a resolution to propose to the shareholders that OTC America amend its articles of incorporation to change its corporate name to e.NVIZION COMMUNICATION GROUP, Ltd. The board of directors believes that the proposed new name more accurately reflects OTC America's business plan to provide communication services including providing telephone, internet services and other broad band communication services.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         The following table presents as of April 11, 2000 the common stock ownership of each person known by us to be the beneficial owner of five percent or more of our common stock, and our sole officer and director. Except as noted, each person has sole voting and investment power with respect to the shares shown. We are not aware of any contractual arrangements or pledges of its securities which may at a subsequent date result in a change of control our company. As of April 11, 2000, there were 10,900,096 shares, which reflects a four for one forward stock split effective March 1, 2000, of our common stock issued and outstanding.

    ----------------------------------------------------------------------------
      Name and Address of                     Number of Shares of    Percent of
      Beneficial Owner                          Common Stock(1)       Ownership
    ----------------------------------------------------------------------------
    Randy L. Phillips                               6,920,640            63.5%
    President and Director
    600 17th Street, Suite 950 South
    Denver, CO 80202
    ----------------------------------------------------------------------------
    Felipe & Dixie Aragon                             600,000             5.5%
    5813 East 65th Way
    Commerce City, CO 80022
    ----------------------------------------------------------------------------
    Colorado Emergency Medical Services               600,000             5.5%
    Foundation
    PO Box 3771
    Grand Junction, CO 81502
    ----------------------------------------------------------------------------


                                            By Order of the Board of Directors

                                            /s/ Randy L. Phillips
                                            ------------------------------
                                            Randy L. Phillips,  President

May 17, 2000